Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 8, 2022, with respect to the consolidated financial statements of Atotech Limited, incorporated herein by reference.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Berlin, Germany

August 24, 2022